UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2011, the Board of Directors of Calgon Carbon Corporation (the “Company”) approved a management restructuring including appointing Robert P. O’Brien as Chief Operating Officer to be effective as of January 1, 2012.  Mr. O’Brien, age 61, has been the Executive Vice President—Americas of the Company since March 2010 and was the Senior Vice President—Americas of the Company from August 2005 to March 2010. Prior thereto, he was Senior Vice President of the Company responsible for Global Business Development and the Ultraviolet Light Technology Business Unit from 1999 to 2005. Mr. O’Brien will continue to report to John S. Stanik, Chairman, President and Chief Executive Officer.

There is no “family relationship” as that term is defined in Item 401(d) of Regulation S-K (17 CFR 229.401(d)) between Mr. O’Brien and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer and neither Mr. O’Brien nor any of his immediate family members has entered into any related party transactions with the Company since the beginning of the Company’s last fiscal year of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

Mr. O’Brien continues to be a party to a certain employment agreement with the Company, effective as of January 1, 2010, which was more fully described in the Company’s Current Report on Form 8-K filed February 5, 2010, which description is incorporated herein by reference.

Also on December 13, 2011, the Company’s Board of Directors authorized management to provided notice to C.H.S. (Kees) Majoor, Executive Vice President – Europe and Asia that pursuant to the terms of his employment agreement, the Company will terminate his employment contract.  The Company and Mr. Majoor are currently discussing alternatives.  If the parties are unable to reach a mutually satisfactory alternative arrangement, the Company intends to terminate Mr. Majoor’s employment contract, which may include continuing to employ Mr. Majoor during the notice period.

A copy of the Company’s Press Release with respect to this management reorganization is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On December 13, 2011, the Board of Directors of the Company adopted an amendment to Article III, Officers and Employees, of the Amended and Restated By-Laws of the Company (“By-Laws”) to include, among other things, descriptions and duties of potential new officers.  The amendment became effective immediately upon its adoption.  The amendment provides for the potential for a Chief Operating Officer and a Chief Administrative Officer to be included as Executive Officers and describes the duties of the Chief Financial Officer.  Previously, the By-Laws did not mention these Executive Officers or describe such duties.

The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full and complete text of the By-Laws, as amended, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	Amended and Restated By-Laws (as amended and restated through December 13, 2011).

99.1	Press Release dated December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: December 19, 2011	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and
Secretary